Exhibit 10.2

CHROMOCELL THERAPEUTICS CORPORATION

Promissory Note

Principal Amount: $131,867.81	May 10, 2024

  New York, New York

FOR VALUE RECEIVED, the undersigned Chromocell Therapeutics Corporation, a Delaware corporation (the “Borrower”), promises to pay to the order of Camden Capital LLC, its successors or assigns (the “Lender”), One Hundred Forty Thousand Dollars ($131,867.81) (the “Principal Amount”), together with any applicable interest on the outstanding Principal Amount, by the Maturity Date as provided herein or on such earlier date as this Promissory Note is required or permitted to be repaid as provided hereunder. All computations of interest under this Promissory Note shall be calculated on the basis of a 30-day month and 360-day year.

1. Maturity; Interest. The Principal Amount shall be repaid in cash on the earlier to occur of: (i) December 15, 2024 or (ii) seven (7) calendar days following the Company’s closing of a public or private offering or other financing or capital-raising transaction of any kind (such date, the “Maturity Date”); provided, that this Promissory Note may be prepaid in whole or in part at any time and from time-to-time upon three (3) prior business days’ written notice, without penalty. Interest on the unpaid Principal Amount shall accrue at a rate of four and 78/100ths percent (4.86%), compounded monthly (the “Interest Rate”). All repayments shall be applied first to accrued but unpaid interest and then to the Principal Amount.

Section 1.            Repayment. On the Maturity Date (or earlier as provided in Section 1), Borrower shall repay, in cash, one hundred percent (100%) of the Principal Amount and interest due on this Promissory Note outstanding as of the date of repayment. So long as no Event of Default has occurred, such repayment shall satisfy Borrower’s obligations pursuant to this Promissory Note in full, and this Promissory Note shall be of no further force and effect.

Section 2.             Event of Default.

(a)          In the event that any one of the following events shall occur (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), it shall be deemed an Event of Default:

(i)            Any default in the payment of the principal of, interest on or other charges in respect of this Promissory Note, as and when the same shall become due and payable;

(ii)           Borrower shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Promissory Note;

(iii)           There shall be a breach of any of the representations and warranties set forth in this Promissory Note or any transaction document executed contemporaneously herewith; or

(iv)           Borrower, shall commence, or there shall be commenced against Borrower any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or Borrower makes a general assignment for the benefit of creditors; or Borrower shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower for the purpose of effecting any of the foregoing.

(b)         Upon the occurrence of an Event of Default, the Lender shall give the Borrower notice of such occurrence, at which time the Borrower shall have five (5) business days from receipt of such notice to pay the outstanding amount of the Promissory Note in full. In the event that full payment is not made upon the expiry of the five (5) day period, a default penalty equal to the Interest Rate specified in Section 1 of this Promissory Note plus an additional 200 basis points shall be due during the period of Default (the “Default Penalty”). Lender may then, at its sole discretion declare the entire then outstanding Principal Amount of this Promissory Note and the Default Penalty immediately due and payable (a “Default Declaration”), in which event the Lender may, at its sole discretion take any action it deems necessary to recover amounts due under this Promissory Note.

(c)          Upon the occurrence of an Event of Default, the Lender shall be entitled to receive, in addition to the Principal Amount of the Promissory Note and the Default Penalty, the Lender shall be entitled to recover all of its costs, fees (including without limitation, reasonable attorney’s fees and disbursements), and expenses relating to the collection and enforcement of the Promissory Note, including all costs and expenses incurred by it in enforcing its rights under the Promissory Note and any transaction document entered into contemporaneously herewith.

(d)         The failure of Lender to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to Lender or any subsequent holder. BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS PROMISSORY NOTE IS A COMMERCIAL TRANSACTION. BORROWER FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS PROMISSORY NOTE. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF RAMIFICATION THIS WAIVER WITH ITS ATTORNEYS. Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. The remedies available to the Lender upon the occurrence of an Event of Default shall be cumulative.

Section 3.             Notices. Any and all notices, service of process or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Promissory Note shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier as follows:

If to Lender, at:

Camden Capital LLC

116 E 63rd St., Apt. 3C

New York, NY 10065

Attn: Francis Knuettel II, Member

Or such other address as may be given to the Borrower from time to time

If to Borrower, at:

Chromocell Therapeutics Corporation

4400 Route 9 South, Suite 1000

Freehold, New Jersey 07728

 Attn: Francis Knuettel II, Chief Executive Officer

Or such other address as may be given to the Lender from time to time

Section 4.             Usury. This Promissory Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Promissory Note or of any other agreement or instrument entered into in connection with this Promissory Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Borrower and the Lender that all payments under this Promissory Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provision of this Section 4 shall never be superseded or waived and shall control every other provision of this Promissory Note and all other agreements and instruments between the Borrower and the Lender entered into in connection with this Promissory Note. To the extent permitted by applicable law, Borrower waives any right to assert the defense of usury.

Section 5.            Governing Law; Waiver of Jury Trial. This Promissory Note and the provisions hereof are to be construed according to and are governed by the laws of the State of Delaware, without regard to principles of conflicts of laws thereof. Borrower agrees that the New York State Supreme Court located in the County of New York, State of New York shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Promissory Note or otherwise relating to the parties relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Promissory Note and/or arising out of or relating to any dispute between the parties, Lender shall be entitled to recover all of its costs and expenses relating collection and enforcement of this Promissory Note (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which Lender may be entitled and all costs of collection, including any legal fees associated with this Promissory Note will be paid by the Borrower. Each party agrees that any process or notice to be served or delivered in connection with any action, lawsuit or proceeding brought hereunder may be accomplished in accordance with the notice provisions set forth above or as otherwise provided by applicable law. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS PROMISSORY NOTE.

Section 6.            Successors and Assigns. Subject to applicable laws, this Promissory Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of Borrower and the successors and assigns of Lender.

Section 7.             Amendment. This Promissory Note may be modified or amended or the provisions hereof waived only with the written consent of Lender and Borrower.

Section 8.             Severability. Wherever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Promissory Note.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly authorized officer and/or such individual borrower as of the date first above indicated.

CHROMOCELL THERAPEUTICS CORPORATION

By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Chief Financial Officer

5